Alliance Global Environment Fund, Inc.

Exhibit 77.C



Copy of Notice of Meeting, Proxy Statement and Proxy Card was filed by the Registrant - Incorporated by reference as DEF 14A on June 9, 1997 - File Nos. 333-30409 and 811-05993.



Exhibit 77Q.1



Articles of Restatement of the Articles of Incorporation of the Registrant - Incorporated by reference (filed as Exhibit 1(a) to Pre-Effective Amendment No. 1 to Registration Statement on Form N-1A, filed on September 11, 1997 - (File Nos. 333-30409 and 811-05993).



By-Laws of the Registrant - Incorporated by reference (filed as Exhibit 1(a) to Pre-Effective Amendment No. 1 to Registration
Statement on Form N-1A, filed on September 11, 1997 - (File Nos.
333-30409 and 811-05993).



Advisory Agreement between the Registrant and Alliance Capital Management L.P. - Incorporated by reference (filed as Exhibit 1(a) to Pre-Effective Amendment No. 1 to Registration Statement on Form N-1A, filed on September 11, 1997 - (File Nos. 333-30409 and 811-05993).